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                                                                   EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Eaton Limited U.K. Savings-Related Share Option Scheme [1991] of our report dated January 20, 1997, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP


Cleveland, Ohio
February 24, 1998




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